Exhibit 4.51

P O Box 262, Dunnottar, 1590, South Africa
tel 27 11 814 4290 fax 27 11 814 7975

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. (the “Company”) under the United States Securities Act of 1933, as amended, in connection with the preparation of certain of the scientific and technical information contained in the Company’s Annual Information Form for the year ended December 31, 2006 related to the Modder East Gold Project and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ Warwick Bullen
Warwick Bullen

DIRECTORS: S Zungu (Non-Executive Chairman), N Froneman (Chief Executive Officer), DJ Nortier (Chief Financial Officer), R Van Niekerk (Executive), S Swana (Non-Executive), P Kruger (Executive), S. Maziya (Non-Executive), K Dicks (Non-Executive) P.Kruger (Company Secretary).

Aflease Gold Limited  Reg No: 1984/006179/06